Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                           ATLANTIC ENERGY, INC.
          (Exact name of registrant as specified in its charter)

New Jersey                                                         22-2871471
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                            Identification No.)

6801 Black Horse Pike
Egg Harbor Township, New Jersey
(Address of Principal                                                   08232
Executive Offices)                                                 (Zip Code)

                  Atlantic Energy, Inc. and Subsidiaries
                       Employee Stock Purchase Plan
                         (Full Title of the Plan)

                         J.E. Franklin II, Esquire
                           6801 Black Horse Pike
                Egg Harbor Township, New Jersey  08234-4130
                              (609) 645-4420
        (Telephone number, including area code of agent of service)

      It is respectfully requested that the Commission send copies of all notices, order and communications to:

                         Joseph J. Devine, Esquire
                  Mesirov Gelman Jaffe Cramer & Jamieson
                            1735 Market Street
                  Philadelphia, Pennsylvania  19103-7598

Calculation of Registration Fee





Title of
Securities
  to be
Registered




Amount
to be
Registered



Proposed
Maximum
Offering
Price Per
Share*



Proposed
Maximum
Aggregate
Offering
Price*


Amount of
Registr-
ation Fee


Common Stock
400,000
$ 18.00
$7,200,000
$ 2,483



*Estimated solely for the purpose of computing the registration fee, based upon the average of the high and low prices reported on the New York Stock Exchange (Composite Transactions) on July 2,
1996 in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange
Commission (the "Commission") by Atlantic Energy, Inc., a New
Jersey corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(b) All other reports filed by the Company with the Commission since December 31, 1995 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act"), including the following:

  (i)  The Company's definitive Proxy Statement dated March 15,
       1996 in connection with the Company's Annual Meeting of Shareholders;

  (ii) The Company's Forms 8-K dated February 23, 1996 and
       May 29, 1996;

  (iii)   The Company's Form 10-Q for the quarter ended
       March 31, 1996.

(c) The description of the Company's common stock to be offered hereby which is contained in the registration statement filed under
Section 12 of the 1934 Act, including any amendments or reports filed for the purpose of updating such description.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of filing this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 4.  DESCRIPTION OF SECURITIES

    Inapplicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Inapplicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Directors and officers of the Company may be indemnified against expenses and liabilities incurred by them under certain circumstances pursuant to Article VI of the By-Laws of the Company, which are filed as an exhibit to this Registration Statement and pursuant to Section 14A:3-5 of the New Jersey Business Corporation Act.

    The Company has insurance policies under which its directors and officers are insured against certain liabilities that may be incurred by them in their capacities as such.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Inapplicable.

Item 8. The following exhibits are filed herewith or incorporated herein by reference, and are part of this Registration Statement:




Exhibit
Number

Description

Method of Filing


4(i)
Restated Certificate of
Incorporation of Atlantic
Energy, Inc.
Incorporated by reference to
File No. 1-9760, Form 10-Q
for quarter ended September
30, 1987.


4(ii)
Certificate of Amendment
to the Restated
Certificate of
Incorporation of Atlantic
Energy, Inc., filed April
30, 1992
Incorporated by reference to
File No. 33-53511, Form S-8
dated May 6, 1994,
[Exhibit No. 3b(ii).]


4(iii)
By-Laws of Atlantic
Energy, Inc., as amended
July 13, 1995
Incorporated by reference to
File No. 1-9760, Form 10-Q
for quarter ended June 30,
1995.  [Exhibit 3b(i).]


4(iv)
Atlantic Energy, Inc. and
Subsidiaries Employee
Stock Purchase Plan
Filed herewith.


5
Opinion of J.E. Franklin,
II,
Vice President, Secretary
and General Counsel to the
Company
Filed herewith.


23(a)
Independent Auditors'
Consent
Filed herewith.


23(b)
Consent of J.E. Franklin,
II
Incorporated in Exhibit 5
above.


24
Powers of Attorney
Filed herewith.

Item 9.  UNDERTAKINGS

    A. Rule 415 Offering

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i)     to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registra-tion statement or any material change in such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. Filings Incorporating Subsequent Exchange Documents by
       Reference

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.    Filing of Registration Statement on Form S-8

       Insofar as indemnification for the liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for Indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Egg Harbor, the State of New Jersey, on the 8th day of July, 1996.


                         ATLANTIC ENERGY, INC.

                         By:   /s/ J. L. Jacobs
                              J. L. Jacobs, Chairman and
                              Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

    Signature

(i)  Principal Executive Officer


By:  /s/ J. L. Jacobs              Date:  July 8, 1996
         J. L. Jacobs

Title: Chairman of the Board and
       Chief Executive Officer

(ii)  Principal Financial and Accounting Officer


By:     /s/ M. J. Barron                Date:  July 8, 1996
            M. J. Barron

Title:       Vice President and Chief Financial Officer

(iii)  A Majority of the Directors:

    Gerald A. Hale*
    Matthew Holden, Jr.*
    Cyrus H. Holley*
    J.L. Jacobs*
    Kathleen MacDonnell*
    Richard B. McGlynn*
    Bernard J. Morgan*
    Harold J. Raveche*


By:     /s/ J. E. Franklin, II          Date:  July 8, 1996
    J. E. Franklin, II, Attorney-in-Fact